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                                   EXHIBIT 11

                                FTD CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                      (In thousands except per share data)

                                                                   Three Months          Three Months
                                                                      Ended                 Ended
                                                                   September 30,         September 30,
                                                                       1996                  1995
                                                                   -------------         -------------
                                                                    (Unaudited)           (Unaudited)
Primary Earnings Per Share:

Net earnings (loss) applicable to common stock                          ($548)               $  107
                                                                       ======                ======

Average number of common shares outstanding                             7,701                 6,496

Common stock equivalents due to dilutive affect
of stock options                                                            0                    20

Common stock equivalents due to dilutive affect
of warrants                                                                 0                 1,125
                                                                       ------                ------

Total average number of common shares outstanding                       7,701                 7,641
                                                                       ======                ======

Primary earnings (loss) per share                                      ($0.07)               $ 0.01
                                                                       ======                ======

Fully Diluted Earnings Per Share:

Net earnings (loss) applicable to common stock                          ($548)               $  107
                                                                       ======                ======

Average number of common shares outstanding                             7,701                 6,496

Common stock equivalents due to dilutive affect
of stock options                                                            0                    20

Common stock equivalents due to dilutive affect
of warrants                                                                 0                 1,125
                                                                       ------                ------


Total average number of common shares outstanding                       7,701                 7,641
                                                                       ======                ======

Fully diluted earnings (loss) per share                                ($0.07)               $ 0.01
                                                                       ======                ======
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